EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We have issued our reports, dated April 12, 1999 and December 15, 1998, accompanying the consolidated financial statements of Socrates Technologies Corporation and subsidiaries included in the Interim Annual Report on Form 10-K, for the three-month period ended December 31, 1998 and the Annual Report on Form 10-K for the year ended September 30, 1998, which are incorporated by reference in this Registration Statement on Form S-8. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

                                          /S/ Grant Thornton, LLP
                                          -----------------------
                                          Grant Thornton, LLP

McLean, Virginia
February 3, 2000